UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400
New York, NY 10001
(Address of principal executive offices, including zip code)

(866) 351-5907
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
8.875% Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 24, 2025 Marcum LLP (“Marcum”), which served as the independent registered public accounting firm of LifeMD, Inc. (the “Company”, “we”, “our”) since 2022, informed the Company that Marcum resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum. On April 24, 2025 the Company and with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.

Marcum’s reports regarding the Company’s financial statements for the years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2024 and 2023, and the interim period from the end of the most recently completed year through April 24, 2025, the date of Marcum’s resignation, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports.

During the years ended December 31, 2024 and 2023, and the interim period from the end of the most recently completed year through April 24, 2025, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weaknesses in our internal control over financial reporting related to: (i) our information technology general controls (“ITGCs”), particularly in the areas of user access and change management within our information systems and review of key third-party service provider Systems and Organizational Controls (“SOC”) reports and (ii) business process controls related to Information Produced by the Entity (“IPE”) and system generated IPE and insufficient evidence of formal review and approval procedures of key information utilized in the performance of the control.

The Company provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Marcum’s letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023 and through April 24, 2025, neither the Company nor anyone on its behalf has consulted with CBIZ CPAs P.C. with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter from Marcum LLP, to the Securities and Exchange Commission, dated April 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	April 25, 2025	By:	/s/ Eric Yecies
Eric Yecies
Chief Legal Officer and General Counsel